UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 18, 2005

ADSTAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-15363	22-3666899

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Suite 325
Marina del Rey, California 90292

(Address Of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code (310) 577-8255

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On February 18, 2005, the Nasdaq Stock Market (“Nasdaq”) notified us that for 30 consecutive trading days the bid price for our common stock had closed below the $1.00 per share minimum required for continued inclusion under NASDAQ Marketplace Rule 4310(c)(4). Therefore, in accordance with Marketplace Rule 4310(c)(8)(D), Nasdaq provided us with 180 calendar days until August 17, 2005, to regain compliance. If, at anytime before August 17, 2005, the bid price of the our common stock closes at $1.00 or more per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that we are in compliance with the rule.

Item 8.01: Other Events

     On February 24, 2005, we issued a press release. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01: Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits:

Exhibit Number	Description
99.1	Press release, dated February 24, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

AdStar, Inc.
Dated: February 24, 2005	By:	/s/ Anthony Fidaleo
Anthony Fidaleo, Chief Financial Officer

2